EXHIBIT 31
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                               AMENDMENT NO. 5 TO
                          PLEDGE AND SECURITY AGREEMENT


                  AMENDMENT NO. 5, dated July 23, 2004 (the "Amendment"), to the PLEDGE AND SECURITY AGREEMENT, dated April 2, 2003 (as amended, the "Pledge Agreement"), made by PETER W. MAY, an individual whose principal residence is in the State of New York (the "Pledgor"), in favor of BANK OF AMERICA, N.A., formerly known as NationsBank, N.A. (the "Bank"), as collateral agent for the Bank (in such capacity, the "Collateral Agent"). Capitalized terms used and not defined herein have the meanings set forth in the Credit Agreement referred to below.

                  WHEREAS, the Pledgor and the Collateral Agent are parties to the Pledge Agreement, providing for the pledge to the Collateral Agent of, and the grant to the Collateral Agent of a security interest in, (i) certain of the outstanding shares of capital stock ("Triarc Shares") issued by Triarc Companies, Inc., a Delaware corporation ("Triarc"), which are owned by the Pledgor, and (ii) all dividends, cash, instruments and other property that may thereafter be distributed by Triarc to the Pledgor in connection with such shares (collectively, "Pledged Shares"), as collateral security for certain loans and other financial accommodations (collectively, the "Loans") made by the Bank to the Pledgor and Leni May under the Third Amended and Restated Credit Agreement, dated as of April 2, 2001 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among the Pledgor and Leni May, as borrowers, and the Bank;

                  WHEREAS, it was a condition precedent to the making of the Loans to the Borrowers pursuant to the Credit Agreement that DWG Acquisition Group, L.P., a Delaware limited partnership ("DWG") of which the Pledgor and Nelson Peltz are the sole general partners ("General Partners"), execute and deliver to the Agent the Triarc Pledge Agreement, pursuant to which DWG pledged to the Agent, and granted to the Agent a security interest in, the Triarc Shares from time to time owned by DWG;

                  WHEREAS, (a) the Pledgor has (i) notified the Collateral Agent that pursuant to Section 7.3 of the Credit Agreement, the General Partners intend to liquidate DWG and transfer approximately one-third of the Triarc Shares owned by DWG (as more fully described in Schedule II attached hereto, the "May Interest") to the Pledgor (subject to the perfected, first priority Lien and security interest of the Collateral Agent) and (ii) requested that the Collateral Agent amend certain terms and provisions of the Credit Agreement relating to the liquidation of DWG; and (b) the Collateral Agent is willing to permit the Triarc Shares owned by DWG to be distributed to its partners so long as (i) concurrently with the liquidation of DWG, the Triarc Shares comprising the May Interest shall have been transferred (subject to the perfected, first priority Lien and security interest of the Collateral Agent, securing the Obligations) to the Pledgor, (ii) immediately after such liquidation, the Collateral Agent shall have a perfected, first priority Lien on, and security interest in, the Triarc Shares comprising the May Interest (the "May Shares"), as security for the Obligations, and (iii) the Pledgor shall have executed and delivered, among other things, this Amendment;

                  WHEREAS, in accordance with Section 2 of the Pledge Agreement, the Pledgor has delivered to the Collateral Agent the certificates representing the May Shares as additional Collateral to secure the Obligations; and

                  WHEREAS, in order to reflect the pledge of such additional Pledged Shares, each of the undersigned desires to amend the Pledge Agreement in the manner described below;

                  NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Bank to maintain the Loans, the Pledgor hereby agrees with the Collateral Agent as follows:

                  1. Definitions. All terms used herein which are defined in the Pledge Agreement and not otherwise defined herein are used herein as defined therein.

                  2. Schedule. Schedule I to the Pledge Agreement is hereby deleted in its entirety, and Annex A hereto is hereby substituted therefor. Any and all references to Schedule I in the Pledge Agreement shall be deemed to refer to Annex A hereto, and all references to "Pledged Shares" in the Pledge Agreement shall mean the shares of stock described in item 1 of Annex A hereto. Without limiting the generality of the foregoing or the Pledge Agreement, the Pledgor hereby pledges and assigns to the Collateral Agent for the benefit of the Bank and the other Lenders, and grants to the Collateral Agent for the benefit of the Bank and the other Lenders a security interest in, all of his right, title and interest in the shares of stock issued by Triarc and described in item 1 of Annex A hereto.

                  3. Representations and Warranties. The Pledgor hereby represents and warrants to the Collateral Agent as follows:

                  (a) The representations and warranties made by the Pledgor in the Pledge Agreement and in each other Loan Document to which he is a party delivered to the Bank on or prior to the date hereof are true and correct on and as of the date hereof as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

                  (b) The Pledgor has the legal capacity and right to execute, deliver and perform this Amendment.

                  (c) The execution, delivery and performance by the Pledgor of this Amendment (i) do not and will not contravene any law or any contractual restriction binding on or affecting the Pledgor or any of the Pledgor's properties (including, without limitation, any governing document of Triarc or any rule, directive or policy of Triarc), and (ii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Pledgor's properties, other than in favor of the Collateral Agent. The exercise by the Collateral Agent of its rights and remedies under this Amendment or under the Pledge Agreement, as amended hereby (including, without limitation, the sale or other disposition


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


of the Pledged Shares by the Collateral Agent), will not violate any contractual restriction binding on or affecting the Pledgor or the Pledged Shares.

                  (d) Each of this Amendment and the Pledge Agreement, as amended hereby, constitutes the legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms.

                  (e) Security Interest. The Pledge Agreement, as amended hereby, creates a valid security interest in the Pledged Collateral (including, without limitation, the shares of Triarc formerly owned by DWG allocable to the May Interest) as security for the Obligations. The Collateral Agent having possession of the certificates described in Annex A hereto results in the perfection of the Collateral Agent's security interest in the Pledged Shares (including, without limitation, the shares of Triarc formerly owned by DWG and allocable to the May Interest.

                  (f) Continued Effectiveness of the Pledge Agreement. Except as otherwise expressly provided herein, the Pledge Agreement and the other Loan Documents to which the Pledgor is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects except that on and after the date hereof (i) all references in the Pledge Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Pledge Agreement shall mean the Pledge Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to which the Pledgor is a party to the "PWM Pledge Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Pledge Agreement shall mean the Pledge Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Collateral Agent under the Pledge Agreement or any other Loan Document, nor constitute a waiver of any provision of the Pledge Agreement.





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


                  4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  5. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

                  7. Amendment as Loan Document. The Pledgor hereby acknowledges and agrees that this Amendment constitutes a "Loan Document." Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by the Pledgor under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) the Pledgor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

                  8. Effectiveness. This Amendment shall become effective on the date as of which the Collateral Agent shall have received this Amendment, duly executed by the Pledgor.





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


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.




                                    -------------------------------------------
                                    Peter May


                                    BANK OF AMERICA, N.A., as collateral agent


                                    By:
                                         --------------------------------------
                                         Title: Vice President





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